UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 29, 2008
RTI International Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Ohio
(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953

(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973

(Address of Principal Executive Offices)	(Zip Code)
(412) 893-0026
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On May 29, 2008, the Board of Directors (the “Board”) of RTI International Metals, Inc. (the “Company”) voted to increase the authorized number of directors constituting the entire Board from ten (10) to eleven (11) directors and elected Bryan T. Moss to serve on the Board, effective June 1, 2008. The Board considers Mr. Moss to be an independent director under applicable New York Stock Exchange listing requirements.
     Mr. Moss served as President Emeritus of Gulfstream Aerospace (a subsidiary of General Dynamics Corporation) from April 2007 until his retirement in March 2008, and prior to that served for four years as President of Gulfstream Aerospace and Executive Vice President, Aerospace Group, General Dynamics Corporation. Mr. Moss is currently serving as a consultant to General Dynamics, and is a member of the International Board of the U.S./Middle East Project, and has served on the U.S.-Japan Business Council, the U.S.-China Business Council and the U.S.-Hong Kong Business Council. He is also a member of the Georgia Tech Advisory Board.
     There were no arrangements or understandings between Mr. Moss and any other person pursuant to his election as a director, and there are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Moss that are required to be disclosed by Item 404(a) of Regulation S-K. Upon joining the Board, Mr. Moss will become a party to the Company’s form indemnification agreement for directors and executive officers, a copy of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007.
     The Company issued a press release dated May 29, 2008, announcing the election of Mr. Moss to the Board. The press release is set forth in its entirety and filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K and General Instruction B2 to this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: June 4, 2008	By:	/s/ Chad Whalen

	Name:	Chad Whalen
	Title:	Vice President and General Counsel